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                      NRG GENERATING (U.S.) INC.
                           RESTATED BY-LAWS


                               ARTICLE I

                       MEETINGS OF STOCKHOLDERS


1.1.    Annual.

         The annual meeting of stockholders for the election of directors, ratification or rejection of the selection of auditors and the transaction of such other business as may properly be brought before the meeting shall be held within five months after the end of the corporation's fiscal year, or such other time as may be determined by the board of directors at such time, date and place as the board shall determine by resolution.

1.2.    Special.

         Special meetings of stockholders may be called by the board of directors or the chairman of the board of directors or the Independent Directors' Committee (as described in Section 3.1(b)), at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

1.3.    Notice of Meetings.

         Written notice of each meeting of stockholders shall be given by the chairman of the board and/or the secretary in compliance with the provisions of Delaware law.

1.4.    List of Stockholders Entitled to Vote.

         The secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

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1.5.    Quorum.

         At each meeting of the stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of sixty percent of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.9 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.6.    Organization.

         The chairman or, if he so designates or is absent, the chief executive officer or, in their absence, an executive vice president or vice president designated by the board of directors, shall preside at meetings of the stockholders. The secretary of the corporation shall act as secretary, but in his absence the presiding officer may appoint a secretary.

1.7.    Voting; Proxies.

         (a) Each stockholder shall be entitled to vote in accordance with the number of shares and voting powers of the voting shares held of record by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but such proxy, whether revocable or irrevocable, shall comply with the requirements of Delaware law. All elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

         (b) Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having no less than the greater of: (i) the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) 75% of

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the  voting  power  of the shares of stock entitled  to  vote  thereon.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


1.8     Fixing Date for Determination of Stockholders of Record.

         In order that the corporation may determine the stockholders entitled: (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (b) to express consent to corporate action in writing without a meeting; (c) to receive payment of any dividend or other distribution or allotment of any rights; or (d) to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

1.9.    Adjournments.

         Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.10.   Judges.

         All votes by ballot at any meeting of stockholders shall be conducted by two judges appointed for the purpose, either by the directors or by the chairman of the meeting. The judges

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shall  decide  upon the qualifications of voters, count the  votes  and declare the result.

1.11.   Notice of Stockholder Nomination and Stockholder Business.

         (a) At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

         (b) A notice of the intent of a stockholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the secretary of the corporation not more than 180 days and not less than 120 days in advance of the annual meeting or, in the event of a special meeting of stockholders, such notice shall be received by the secretary of the corporation not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to stockholders.

         (c) Every such notice by a stockholder shall set forth:

               (i) the name and residence address of the stockholder of the corporation who intends to make a nomination or bring up any other matter;

               (ii) a representation that the stockholder is a holder of the corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

               (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or person) pursuant to which the nomination or nominations are to be made by the stockholder;

               (iv) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors of the corporation; and

               (v) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter.

        (d) Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the corporation if so elected.

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        (e)  At the meeting of stockholders, the chairman shall declare out of order and disregard any nomination or any other matter not presented in accordance with this section.

                              ARTICLE II

                          BOARD OF DIRECTORS

2.1.    Responsibility and Number.

        (a) The business and affairs of the corporation shall be managed by or under the direction of a board of directors.

        (b) The number of directors shall be eight(1); provided that such number of directors may be increased to eight if necessary or required by the terms of any series of preferred stock that may be issued from time to time pursuant to a resolution of the board of directors in accordance with Article FOURTH of the corporation's certificate of incorporation.

2.2.    Election; Resignation; Vacancies.

        (a) At each annual meeting of stockholders, the stockholders shall elect directors, each of whom shall hold office for a term commencing on the date of the annual meeting of stockholders, or such later date as shall be determined by the board of directors, and ending on the next annual meeting of stockholders, or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the chairman of the board or to the secretary.

        (b) Except as otherwise provided in these by-laws with respect to Independent Directors (as defined in Section 2.10(c)), the nominees of the board of directors for the election of whom the board will solicit proxies from the stockholders for use at the corporation's annual meeting shall be determined by resolution of the board of directors.

        (c) Except as otherwise provided in these by-laws with respect to Independent Directors, any vacancy occurring in the board of directors for any reason may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Each director so elected shall hold office concurrent with the term of other directors or until his successor is elected and qualified.

(1) The number was increased from seven to eight on March 27, 1997.

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2.3     Regular Meetings.

         Unless otherwise determined by resolution of the board of directors, a meeting of the board of directors for the election of officers and the transaction of such other business as may come before it shall be held at such time and places as the board shall from time to time determine.

2.4     Special Meetings.

        Special meetings of the board of directors may be called by the chairman of the board of directors, the chief executive officer, the president or a vice chairman, or at the request in writing of a majority of the directors then in office or of a majority of the members of the Independent Directors Committee, and shall be called by the secretary. Notice of a special meeting of the board of directors shall be given at least twenty-four hours before the special meeting.

2.5     Quorum; Vote Required for Action.

         (a) At all meetings of the board of directors, a majority of the whole board shall constitute a quorum for the transaction of business. Except in cases in which applicable law, the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         (b) Except as otherwise specifically provided in the certificate of incorporation or these by-laws; the affirmative vote of a majority of the entire Board of Directors shall be required to: (i) amend the certificate of incorporation or these by-laws; (ii) adopt a plan of liquidation or dissolution of the corporation; (iii) approve any merger, consolidation or other business combination of the corporation or any of its subsidiaries with any person (other than a wholly-owned subsidiary of the corporation); and (iv) appoint members of board committees in accordance with Section 3.1(b) of these by-laws.

2.6.    Organization.

         (a) At its last meeting before, or first meeting after, the annual meeting of stockholders, the board of directors shall elect one of its members to be chairman of the board. The chairman of the board may, but need not be, an officer of or employed in an executive or any other capacity by the corporation.

         (b) The chairman of the board of directors shall preside at meetings of the board of directors and lead the board in fulfilling its responsibilities as defined in section 2.1 and, in particular, its responsibilities to oversee the performance of the corporation and of the executive management of the corporation.

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         (c) The chairman of the board of directors, or in his absence, the chief executive officer, the president or a vice chairman (in the order stated), or in their absence a member of the board selected by
the  members  present, shall preside at meetings  of  the  board.   The
secretary of the corporation shall act as secretary, but in his absence the presiding officer may appoint a secretary.

2.7.    Transactions with Corporation.

         (a) No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose: (1) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3) if the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

         (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of
directors   or  of  a  committee  which  authorizes  the  contract   or
transaction.

         (c) Any material transaction between the corporation or any of its subsidiaries on the one hand and NRG Energy, Inc., Northern States Power Company (Minnesota) (or any wholly owned subsidiary of either) on the other hand shall require approval by a majority of the Independent Directors of the corporation, as hereinafter defined.

2.8.    Informal Action by Directors.

        Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any

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committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

2.9.    Telephonic Meetings Permitted.

         Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

2.10.   Independent Directors.

         (a) No fewer than two of the individuals to constitute the nominees of the board of directors for the election of whom the board will solicit proxies from the stockholders for use at the corporation's annual meeting shall consist of individuals who, on the date of their selection as nominees of the board of directors, would be Independent Directors.

         (b) In the event the board of directors elects directors between annual meetings of stockholders, the number of such directors who qualify as Independent Directors on the date of their nomination shall be such that no less than two of all directors holding office immediately thereafter shall have been Independent Directors on the date of the first of their nomination or selection as nominees of the board of directors.

         (c) For purposes of this by-law, the term "Independent Director" shall mean a director who: (i) is not and has not been employed by the corporation or its subsidiaries in an executive capacity within the five years immediately prior to the annual meeting at which the nominees of the board of directors will be voted upon;
(ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to the corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or its subsidiaries; (vi) is not an affiliate (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of
1934), of any beneficial owner directly or indirectly, of 5% or more of the voting power of the outstanding voting stock of the corporation; and (vii) is not a spouse, parent, sibling or child of any person described by (i) through (vi).

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                              ARTICLE III

                              COMMITTEES

3.1.    Committees of the Board of Directors.

         (a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, consisting of one or more of the directors of the corporation, to be committees of the board of directors ("committees of the board"). All committees of the board may authorize the seal of the corporation to be affixed to any papers which may require it. To the extent provided in any resolution of the board of directors or these by-laws, and to the extent permissible under the laws of the State of Delaware and the certificate of incorporation, any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

         (b) The board shall have three standing committees: an Audit Committee, a Compensation Committee and an Independent Directors Committee. Subject to the provisions of Sections 3.2 through 3.4 below, each standing committee shall have such number of members as determined by resolution of the directors and each of such members shall be appointed by a majority of the whole board.

3.2.    Independent Directors Committee.

         (a) The Independent Directors Committee shall have three members, two of whom shall be Independent Directors. The Independent Directors Committee shall review the qualifications of individuals for consideration as one of the three members of the Independent Directors Committee. Prior to the annual meeting of the shareholders each year, the Independent Directors Committee shall nominate those individuals to serve on the board and constitute the three members of the Independent Directors Committee for the election of whom the board will solicit proxies. The Independent Directors Committee shall also designate the individuals to fill any vacancies on the board that are to be filled by a member of the Independent Directors Committee and that arise between annual meetings of shareholders. The Independent Directors Committee shall have sole authority and responsibility to make all decisions and take all actions on behalf of the corporation under both the Co-Investment Agreement dated as of April 30, 1996 between NRG Energy, Inc., a Delaware corporation ("NRG") and the corporation and the Management Services Agreement dated as of April 30, 1996 between NRG and the corporation, including without limitation decisions regarding the amendment or modification of such agreements. The Independent Directors Committee shall have and may exercise such other powers, authority and responsibilities as provided in these by-

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laws or as may be determined by the board of directors.

         (b) Independent Directors Committee members shall have the right to request and receive such information, reports and/or backup data from employees of the corporation or the corporation's auditors, as the case may be, as they deem necessary to assist them in the conduct of their duties, and such committee shall have the right, without limitation, to retain such advisors and consultants, including attorneys, accountants, engineers or other experts, as it deems necessary or appropriate to assist the members in carrying out the committee's responsibilities.

3.3.    Audit Committee.

         The board of directors shall select the members of the Audit Committee, the majority of whom shall be Independent Directors, and shall designate the chairman of the committee. No officer of the corporation shall be a member of the Audit Committee. The members of the Audit Committee shall not be eligible to participate in any incentive compensation plan for employees of the corporation or any of its subsidiaries. The selection by the committee of accountants for the ensuing calendar year shall be made annually in advance of the annual meeting of stockholders and shall be submitted to the stockholders for ratification or rejection at such meeting. The Audit Committee shall have and may exercise such powers, authority and responsibilities as are normally incident to the functions of an Audit Committee or as may be determined by the board of directors.

3.4.    Compensation Committee.

         (a) The board of directors shall select the members of the executive Compensation Committee and shall designate the chairman of the committee. No officer of the corporation shall be a member of the committee. No member of the committee shall be eligible to participate in any plan falling within the jurisdiction of the committee. The committee shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employees of the corporation or any of its subsidiaries, and such other powers, authority and responsibilities as may be determined by the board of directors.

         (b)   The  committee  shall  determine  the  compensation  of:
(a) employees of the corporation who are directors of the corporation; and (b) after receiving and considering the recommendation of the chief executive officer and the president of the corporation, all other employees of the corporation who are officers of the corporation or who occupy such other positions as may be designated by the committee.

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                              ARTICLE IV

                               OFFICERS

4.1.    Elected officers.

         The officers of the corporation shall be elected by the board of directors. There shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and a comptroller. The chief executive officer and the president shall have the powers, authority and responsibilities provided by these by-laws. The officers, other than the chief executive officer and the president, shall each have, in addition to the powers, authority and responsibilities of those officers otherwise provided by the by-laws, such powers, authority and responsibilities as the board of directors or the chief executive officer may determine. The board of directors may also elect persons to hold such other offices as the board of directors shall determine, including one or more vice chairmen of the board. A person may hold any number of offices. Elected officers shall hold their offices at the pleasure of the board of directors, or until their earlier resignation.

4.2     Chief Executive Officer.

         (a) The chief executive officer shall have the general executive responsibility for the conduct of the business and affairs of the corporation. If the chairman so designates or is absent, the chief executive officer shall preside at meetings of the stockholders. He shall exercise such other powers, authority and responsibilities as the board of directors may determine.

        (b) In the absence of or during the physical disability of the chief executive officer, the board of directors shall designate an officer who shall have and exercise the powers, authority and responsibilities of the chief executive officer.

4.3     President.

         The president shall have and exercise such powers, authority and responsibilities as the board of directors may determine.

4.4.    Treasurer.

        The treasurer shall have custody of all funds and securities of the corporation and shall perform all acts incident to the position of treasurer. He shall render such accounts and reports as may be required by the board of directors. The records, books and accounts of the office of the treasurer shall, during the usual hours for business at the office of the treasurer, be open to the examination of any director.

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4.5     Secretary.

         The  secretary  shall  keep the minutes  of  all  meetings  of stockholders  and  directors and of such committees  of  the  board  of directors as to which he may be so directed. He shall give all required notices and shall have charge of such books and papers as the board of directors may require. He shall submit such reports to the board of directors or to any of the committees of the board or committees of the corporation as the board of directors or any such committee may require. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

4.6.    Comptroller.

         The comptroller shall be in charge of the accounts of the corporation and shall perform all acts incident to the position of comptroller. He shall submit such reports and records to the board of directors or to any of the committees of the board or committees of the corporation as the board of directors or any such committee may require.

4.7.    Subordinate officers.

         (a) The board of directors may from time to time appoint one or more assistant secretaries, assistant treasurers, assistant comptrollers, and such other subordinate officers as the board of directors may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the board of directors may from time to time determine. The board of directors may grant to any committee of the board or the chief executive officer the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority and responsibilities. Each subordinate officer shall hold his position at the pleasure of the board of directors, the committee of the board appointing him, the chief executive officer and any other officer to whom such subordinate officer reports.

         (b) In the interval between annual organizational meetings of the board of directors, the chief executive officer shall have the power and authority to appoint such subordinate officers. Such subordinate officers shall serve until the first meeting of the board of directors immediately following the annual meeting of stockholders.

4.8.    Resignation, Removal, Suspension and Vacancies.

         (a) Any officer may resign at any time by giving written notice to the chief executive officer, the president or the secretary. Unless stated in the notice of resignation, the

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acceptance  thereof shall not be necessary to make  it  effective.   It
shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

         (b) Any officer elected by the board of directors may be suspended or removed at any time by the affirmative vote of a majority of the whole board. Any subordinate officer of the corporation appointed by the board of directors or a committee of the board, or the chief executive officer, may be suspended or removed at any time by a majority vote of a quorum of the board of directors or committee appointing such subordinate officer, or by the chief executive officer or any other officer to whom such subordinate officer reports.

         (c) The chief executive officer may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the board or the appropriate committee of the board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

         (d) As appropriate, the board of directors, a committee of the board, and/or the chief executive officer may fill any vacancy created by the resignation of any officer.

                               ARTICLE V

            CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


5.1.    Execution of Contracts.

         The board, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2.    Checks, Drafts, Etc.

         All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the board may require.

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

5.3.    Deposits.

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the corporation to whom such power shall have been delegated by the board. For the purpose of deposit and for the purpose of collection for the account of the corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the corporation who shall from time to time be determined by the board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.

5.4.    General and Special Bank Accounts.

         The board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the corporation to whom such power shall have been delegated by the board. The board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these by-laws, as it may deem expedient.

                              ARTICLE VI

                       SHARES AND THEIR TRANSFER

6.1.    Certificates for Stock.

         Except as otherwise provided in the corporation's certificate of incorporation or by-laws, every owner of stock of the corporation shall be entitled to have a certificate or certificates, to be in such form as the board shall prescribe, certifying the number and class of shares of the stock of the corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed

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

such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.4.

6.2.    Transfers of Stock.

         Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as otherwise provided in the corporation's certificate of incorporation or these by-laws, the person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

6.3.    Regulations.

         The board may make such rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

6.4.    Lost, Stolen, Destroyed, and Mutilated Certificates.

         In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board may direct; provided, however,

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

that a new certificate may be issued without requiring any bond when, in the judgment of the board, it is proper so to do.

                          ARTICLE VII

                         MISCELLANEOUS

7.1.    Fiscal Year.

         The fiscal year of the Corporation shall be determined by resolution of the board.

7.2.    Waiver of Notices.

        Whenever notice is required to be given by these by-laws or the certificate of incorporation, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

                             ARTICLE VIII

                          INDEMNIFICATION (2)

8.1.      Directors and Officers.

           (a) Any person who was or is a party or is threatened to be made a party to or was or is involved (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Corporation to procure a judgment in its favor (a "derivative action")) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation, to the extent authorized by the laws of the State of Delaware as the same exist  or  may  hereafter be amended (but, in  the  case  of  any  such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted prior to such amendment), against all expenses (including, but not limited to, attorneys' fees) judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. In the event of any derivative action, such persons shall be indemnified by the Corporation under the same conditions and to the same extent as specified above, except that no

(2) This Article was added on October 28, 1997.

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

indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

           (b) The right to indemnification conferred in this Article VIII is and shall be a contract right. The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by the
Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements from a director or officer of the Corporation requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

           (c) To obtain indemnification under this Article VIII, an indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to such person and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification.

           (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General

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

Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each director and officer, and each employee and agent to whom rights of indemnification have been granted as provided in paragraph (e) of this Article VIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

           (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation."



  IN WITNESS WHEROF, the undersigned has hereunto set her hand on the 28th day of October, 1997.



                                      /s/  Karen A. Brennan

                                      By:  Karen A. Brennan
                                      Title:  Secretary


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